Exhibit 99.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Chengdu Aixintang Pharmacy Co., Ltd and its affiliates

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Chengdu Aixintang Pharmacy Co., Ltd and its affiliates (the “Company”) as of December 31, 2020 and 2019, the related combined statements of operations and comprehensive loss, changes in equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with the U.S. generally accepted accounting principles in the United States of America.

Change in Accounting Principle

As discussed in Note 2 and 7 to the combined financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combinsed financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the combined financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2020.

Diamond Bar, California

August 12, 2021

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Current Assets
Cash and cash equivalents	$80,319	$21,371
Accounts receivable, net	20,849	12,218
Advance to suppliers	2,318	2,284
Other receivables and prepaid expense	76,408	74,074
Inventory, net	109,808	72,097
Due from related parties	-	3,180,597
Total current assets	289,702	3,362,641

Property and equipment, net	7,930	451
Operating lease right-of-use assets	270,432	331,512
Total Assets	$568,064	$3,694,604

Current Liabilities
Accounts payable	$68,587	$37,419
Accrued liabilities and other payables	54,270	75,779
Taxes payable	246	-
Due to related parties	1,161,699	4,017,376
Operating lease liabilities - current	104,234	135,619
Total current liabilities	1,389,036	4,266,193

Noncurrent Liabilities
Operating lease liabilities - non-current	166,198	195,893
Total liabilities	1,555,234	4,462,086

Stockholders’ Equity
Paid-in capital	249,399	189,760
Accumulated deficit	(1,192,623)	(975,650)
Accumulated other comprehensive (loss) income	(43,946)	18,408
Total stockholders’ deficit	(987,170)	(767,482)
Total Liabilities and Stockholders’ Deficit	$568,064	$3,694,604

The accompanying notes are an integral part of these combined financial statements.

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2020	2019

Revenue, net	$1,264,427	$311,962
Cost of revenue	933,081	224,523
Gross profit	331,346	87,439

Operating expenses
Selling expenses	435,348	386,248
General and administrative expenses	84,359	60,132
Total operating expenses	519,707	446,380

Loss from operations	(188,361)	(358,941)

Other income (expense)
Other income	5,518	10,186
Interest income	120	21
Other expense	(2,658)	(1,770)
Interest expense	(8)	-
Total other income (expense), net	2,972	8,437
Loss before income tax	(185,389)	(350,504)
Income tax provision	28	-
Net loss	(185,417)	(350,504)

Other comprehensive income (loss)
Foreign currency translation (loss) gain	(62,354)	8,015

Comprehensive loss	$(247,771)	$(342,489)

The accompanying notes are an integral part of these combined financial statements.

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Paid-in	Accumulated	Accumulated Other Comprehensive
	Capital	Deficit	Income (Loss)	Total
Balance at December 31, 2018	$179,976	$(634,335)	$10,393	$(443,966)
Acquisition of affiliate company	9,784	9,189	-	18,973
Net loss	-	(350,504)	-	(350,504)
Foreign currency translation	-	-	8,015	8,015
Balance at December 31, 2019	189,760	(975,650)	18,408	(767,482)
Acquisition of affiliate company	59,639	(31,566)	-	28,083
Net loss	-	(185,417)	-	(185,417)
Foreign currency translation	-	-	(62,354)	(62,354)
Balance at December 31, 2020	$249,399	$(1,192,623)	$(43,946)	$(987,170)

The accompanying notes are an integral part of these combined financial statements.

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(185,417)	$(350,504)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,076	635
Change in assets and liabilities:
Accounts receivable	(7,384)	(9,280)
Other receivable	(19,028)	145
Inventory	(21,799)	20,972
Advance to suppliers	1,561	(1,273)
Prepaid expense and other current assets	23,541	(46,893)
Accounts payable	27,088	5,497
Accrued expenses and other payables	(26,426)	18,757
Taxes payable	232	(326)
Net cash used in operating activities	(205,556)	(362,270)

Cash flows from investing activities:
Acquisition of affiliate equity interest, net of cash acquired	6,758	10,590
Acquisitions of equipment	(979)	(462)
Net cash provided by investing activities	5,779	10,128

Cash flows from financing Activities
Proceeds from related parties	3,207,137	3,566,022
Advances to related parties	(2,953,001)	(3,205,321)
Net cash provided by financing activities	254,136	360,701

Effect of exchange rate changes on cash and cash equivalents	4,589	(228)

Net increase in cash and cash equivalents	58,948	8,331

Cash and cash equivalents
Beginning of period	21,371	13,040
End of period	$80,319	$21,371
	-	-
Cash Paid During the Period for:
Income taxes paid	$28	$-
Interest paid	$8	$-

The accompanying notes are an integral part of these combined financial statements.

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Chengdu Aixintang Pharmacy Co., Ltd and its branches and affiliates, totaled nine pharmacies (the “Company” or “Aixintang Pharmacies”), were legally registered and have been validly existing in Chengdu, Mianyang and other cities of Sichuan Province in the PRC since 2016. Each of the pharmacies engages in the retail sale of pharmaceuticals; sales of pre-packaged food and bulk food, health food, dairy products, cosmetics, electronic products, disinfecting supplies, class-I, and class-II medical equipment and the staff at each pharmacy consults with customers regarding common nutrition and health issues, though they are not licensed to make a diagnosis and when appropriate refer customers to a physician.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of the Company is Chinese Renminbi (‘‘RMB’’). The accompanying financial statements are translated from RMB and presented in U.S. dollars (“USD”).

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. To date, the ongoing operations of the Company have not been materially adversely effected by the measures taken to limit the spread of the disease in China.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the year ended December 31, 2020. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs. In addition, the Company cannot predict with certainty what measures may be taken by its suppliers and customers and the impact these measures may have on its 2021 financial position, results of operations or cash flows.

While the Company continues to operate substantially in the normal course, it cannot forecast with any certainty whether and to what degree the disruptions caused by the COVID-19 pandemic will increase, or the extent to which the disruption may materially impact its consolidated financial position, consolidated results of operations, and consolidated cash flows in fiscal 2021.

Basis of Combination — The combined financial statements include the accounts of Chengdu Aixintang Pharmacy Co., Ltd and its affiliates, including Chengdu Beibang Pharmacy, Co., Ltd., Chengdu Xindu District Cundetang Pharmacy Co., Ltd., Chengdu Aixintang Liucheng Pharmacy Co., Ltd., Chengdu Wenjiang Aixinhui Pharmacy Co., Ltd., and Qionglai Weide Pharmacy. These companies are under common control and ownership. All significant intercompany accounts and transactions are eliminated.

Use of Estimates

In preparing combined financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the combined financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

Accounts receivable mainly consist of amounts due from the Social Security Bureau and Health Care Administration governed by local government. The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2020 and 2019, there was no bad debt allowance.

Inventory

Inventories are valued at the lower of cost or net realizable value using the weighted average cost method. Physical inventory counts are taken on a regular basis in each retail store. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the years ended December 31, 2020 and 2019.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Furniture and Equipment	2~5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2020 and 2019, there were no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income.

At December 31, 2020 and 2019, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In accordance with ASC 606, revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

The Company’s retail drugstores recognize revenue at the time the customer takes possession of the merchandise. For pharmacy sales, each prescription claim is its own arrangement with the customer and is a performance obligation.

The Company generally receives payments from customers as it satisfies its performance obligations. The Company records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 0% as the Company qualifies for small businesses. The VAT may be offset by VAT paid by the Company on inventories and products purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Revenue

Cost of revenue consists primarily of the cost of products sold during the reporting period. Reserve for inventory allowance due to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

Leases

ASC Topic 842, “Leases,” requires recognition of leases on the combined balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2020 and 2019, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the year ended December 31, 2020 and 2019 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

The Company is a limited Company (“LC”) formed under the laws of the PRC. Like limited liability company in the US, limited company in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: retail pharmacy.

New Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The adoption of this ASU on January 1, 2021 did not have significant impact on the Company’s financial statements.

3. OTHER RECEIVABLES AND PREPAID EXPENSES

The Company had other receivables and prepaid expenses of $76,408 and $74,074 as of December 31, 2020 and 2019, respectively. Prepaid expenses primarily consist of rent and other services to be expensed over the contracted period.

4. INVENTORY

Inventory consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Drugs, pharmaceutical and nutritional products	$109,808	$72,097

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Furniture and office equipment	$14,298	$2,843
Less: Accumulated depreciation	(6,368)	(2,392)
Property and equipment, net	$7,930	$451

Depreciation expense for the year ended December 31, 2020 and 2019 was $2,076 and $635, respectively.

6. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Accrued payroll	$17,780	$38,547
Other payables	36,490	37,232
Total	$54,270	$75,779

7. LEASE

The Company leases its retail pharmacy stores under operating lease arrangements, typically with initial terms of 2 to 5 years.

Balance sheet information related to the Company’s leases is presented below:

	December 31, 2020	December 31, 2019
Operating Leases
Operating lease right-of-use assets	$270,432	$331,512

Operating lease liabilities - current	$104,234	$135,619
Operating lease liabilities – non-current	166,198	195,893
Total operating lease liabilities	$270,432	$331,512

The following provides details of the Company’s lease expenses:

	Year Ended
	December 31, 2020	December 31, 2019
Operating lease expenses	$151,382	$133,325

Other information related to leases is presented below:

	Year Ended
	December 31, 2020	December 31, 2019
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$151,382	$133,325

Weighted Average Remaining Lease Term:
Operating leases	2.85 years	2.96 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31:
2021	$113,293
2022	86,098
2023	73,015
2024	15,184
Total lease payments	287,590
Less: imputed interest	(17,158)
Total lease liabilities	270,432
Less: current portion	(104,234)
Lease liabilities – non-current portion	$166,198

8. RELATED PARTY TRANSACTIONS

Due from related parties

Due from related parties consisted of the following as of the periods indicated:

	December 31,	December 31,
	2020	2019
Quanzhong Lin	$-	$3,180,597

Mr. Quanzhong Lin is the major shareholder and Chairman of Aixintang Pharmacies. Those advances were unsecured, due on demand, and bore no interest.

Due to related parties

	December 31,	December 31,
	2020	2019
Quanzhong Lin	$1,109,376	$-
Branch manager	28,602	25,554
Chengdu Aixin Zhonghong Biological Technology Co., Ltd. (“Aixin Zhonghong”)	12,991	3,981,766
Chengdu Aixin E-Commence Co., Ltd.	9,318	8,734
Chengdu Aixin International Travel Service Co., Ltd.	1,412	1,322
Total	$1,161,699	$4,017,376

Mr. Quanzhong Lin is the major shareholder and Chairman of Aixintang Pharmacies. All of the related party entities are controlled by Mr. Quanzhong Lin. The advances are for working capital purpose, payable on demand and bear no interest.

The balances due to one branch manager were for working capital purpose, payable on demand and bear no interest.

The advances of $3,981,766 from Aixin Zhonghong represented the prepayments from Aixin Life International, Inc. for the acquisition of Aixintang Pharmacies. These advances were returned to Aixin Zhonghong in June, 2020.

9. INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for years ended December 31, 2020 and 2019:

	2020	2019
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Change in deferred tax asset valuation allowance	25.0%	25.0%
Other	0.02%	-%
Effective combined tax rate	0.02%	-%

For the years ended December 31, 2020 and 2019, the change in valuation allowance is mainly from the tax benefit on net operating loss carry forward for PRC operations.

10. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the year ended December 31, 2020 and 2019, the Company made $0 to its statutory reserve fund due to its accumulated deficit.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the years ended December 31, 2020 and 2019.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

11. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

12. SUBSEQUENT EVENT

On June 2, 2021, HK Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc. (“Aixin Life”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Quanzhong Lin, major shareholder, the Chairman and President of Aixin Life, Ting Li and Xiao Ling Li. Pursuant to the Transfer Agreement, HK Aixin has agreed to purchase Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy.

Under the terms of the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845 or US$5,308,257 based on an exchange rate of RMB/ US$ 6.5249 yuan per dollar on December 31, 2020.

The purchase price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to Mr. Lin or Ting Li and Xiao Ling Li after December 31, 2020 and increased by an amount equal to any monies they contributed to any of the Aixintang Pharmacies after such date. Mr. Lin owns in excess of 95% of the outstanding equity the Aixintang Pharmacies. The remaining equity interest is owned by Ting Li and Xiao Ling Li.

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2020 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”